EXHIBIT 12

                           HARTFORD LIFE INSURANCE CO.

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



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
                                                         NINE MONTHS
                                                            ENDED
                                                        SEPTEMBER 30,                   FOR THE YEARS ENDED DECEMBER 31,
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(IN MILLIONS) (UNAUDITED)                                    2005           2004           2003          2002         2001     2000
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
   EARNINGS                                                $   861        $ 1,012        $   794       $   428      $   696     681
ADD:
FIXED CHARGES
   Interest expense                                             --             --             --            --           --      --
   Interest factor attributable to rentals                       4              6              6             7            6       7
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TOTAL FIXED CHARGES                                              4              6              6             7            6       7
   Interest credited to contractholders                      1,201          1,658          1,055           974          939     920
===================================================================================================================================
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                              1,205          1,664          1,061           981          945     927
===================================================================================================================================
EARNINGS, AS DEFINED                                           865          1,018            800           435          702     688
===================================================================================================================================
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                              2,066          2,676          1,855         1,409        1,641   1,608
===================================================================================================================================
FIXED CHARGES
   Fixed charges above                                           4              6              6             7            6       7
   Dividends on subsidiary preferred stock                      --             --             --            --           --      --
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TOTAL FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS          4              6              6             7            6       7
===================================================================================================================================
TOTAL FIXED CHARGES, INTEREST CREDITED TO
CONTRACTHOLDERS  AND PREFERRED DIVIDEND REQUIREMENTS         1,205          1,664          1,061           981          945     927
===================================================================================================================================
RATIOS
   Earnings, as defined, to total fixed charges              216.3          169.7          133.3          62.1        117.0    98.3
===================================================================================================================================
   Earnings, as defined, to total fixed charges and
     preferred dividend requirements                         216.3          169.7          133.3          62.1        117.0    98.3
===================================================================================================================================
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders                      1.7            1.6            1.7           1.4          1.7     1.7
===================================================================================================================================
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders and preferred
     dividend requirements                                     1.7            1.6            1.7           1.4          1.7      1.7
===================================================================================================================================
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